United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2017
ISORAY, INC. (Exact name of registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On December 14, 2017, IsoRay, Inc. (“IsoRay” or the “Company”) held its Fiscal 2018 Annual Meeting of Shareholders ("Annual Meeting"), where two proposals were voted on. The proposals are described in detail in IsoRay’s definitive proxy statement filed with the Securities and Exchange Commission on November 3, 2017. Of the 55,076,484 common and preferred shares outstanding and entitled to vote at the Annual Meeting, 41,729,701 common and preferred shares (or 75.76%), constituting a quorum, were represented in person or by proxy at the Annual Meeting.

The final voting results on each proposal are set forth below.

Proposal 1. The shareholders elected four directors to the board of directors to serve until the fiscal 2019 annual meeting of shareholders. The votes for this proposal were:

	For	Withheld	Broker Non-Votes
Thomas C. LaVoy	7,911,832	3,111,089	30,706,780

Philip J. Vitale, M.D	8,602,569	2,420,352	30,706,780

Michael W. McCormick	7,270,323	3,752,598	30,706,780

Alan Hoffmann	8,461,252	2,561,669	30,706,780

Proposal 2. The shareholders ratified the appointment of DeCoria, Maichel & Teague, P.S. as IsoRay’s independent registered public accounting firm for the fiscal year ending June 30, 2018. The votes on this proposal were:

For	Against	Abstain
38,942,596	2,613,493	173,612

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2017

IsoRay, Inc., a Minnesota corporation

By: /s/ Thomas C. LaVoy

       Thomas C. LaVoy, CEO